SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549
                                   Form 8 - K
                                 Current Report



      Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
      Date of Report (Date of earliest event reported)    Sepember 12, 1997
                               S & T Bancorp, Inc.
               (Exact name of registrant as specified in its charter)

      Pennsylvania                 0-12508                 25-1434426
      (State or other jurisdiction (Commission File        (IRS Employer
      of incorporation)            Number)                 identification No.)

      P. O. Box 190,  800 Philadelphia Street, Indiana PA   15701
      (Address of principal executive offices)              Zip Code

      Registrant's telephone number, including area code    (412) 349-2900
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Item 5 - Other Events

     On September 18, 1997, the Board of Directors of S&T Bancorp announced that it has accepted Robert D. Duggan's retirement plans. Duggan intends to retire as chief executive officer of the Corporation and S&T Bank, effective December 31, 1997. Duggan has been the chief executive officer of S&T Bancorp and S&T Bank since 1982. He will remain the chairman of both Board of Directors.

     James C. Miller, president and chief operating officer of S&T Bancorp and S&T Bank , will become chief executive officer of both organizations, effective January 2, 1998. Mr. Miller has been the chief operating officer of the holding company and the bank since 1993. Mr. Miller joined S&T Bank in 1983, when S&T acquired Unibank in Brookville, PA where he was an Executive Vice President.

     On September 12, 1997, Robert D. Duggan, chairman and chief executive officer of S&T Bancorp, announced that Jeffrey D. Grube and Alan Papernick have been appointed to the S&T Bancorp Board of Directors.

     Mr. Grube is president of B.F.G. Electroplating and Manufacturing Company and graduated from Carnegie Mellon University, Pittsburgh, with a bachelor of science degree in electrical engineering. Mr. Papernick, an attorney, is senior partner in the Pittsburgh law firm, Papernick and Gefsky. He graduated from Duquesne University, Pittsburgh, with a juris doctorate degree and the University of Pittsburgh with a bachelor of arts degree.
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Item 7 -  Financial Statements, Proforma Financial Information and Exhibits

      (c) Exhibits
               (99) Press Release
               (99.1) Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.


                                                   S & T Bancorp, Inc.

September 22, 1997
                                                   By: /s/ Robert E. Rout
                                                     Robert E. Rout
                                                     Chief Financial Officer

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